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                                                                    EXHIBIT 99.1

REVOCABLE PROXY                                                  REVOCABLE PROXY


                      KEYSTONE AUTOMOTIVE INDUSTRIES, INC.
               Special Meeting of Shareholders - March 21, 1997
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS



          The undersigned shareholder(s) of Keystone Automotive Industries, Inc. (the "Company") hereby nominates, constitutes and appoints Charles J. Hogarty and John M. Palumbo, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company (the "Meeting") to be held at the Company's principal executive offices, 700 East Bonita Avenue, Pomona, California on Friday, March 21, 1997 at 10:00 a.m. and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:


          1. APPROVAL MERGER. To approve the Agreement and Plan of Merger dated December 6, 1996 and the transactions contemplated thereby.
                              For / /        Against / /         Abstain / /

          2. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as properly may come before the Meeting and any adjournment or adjournments thereof.
                              For / /        Against / /         Abstain / /

                      PLEASE SIGN AND DATE ON REVERSE SIDE

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" MERGER. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

          The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.


Date:
     -----------------------                 -----------------------------------
                                             (Number of Shares)


                                             -----------------------------------
                                             (Name of Shareholder, Printed)


                                             -----------------------------------
                                             (Signature of Shareholder)


                                             -----------------------------------
                                             (Name of Shareholder, Printed)


                                             -----------------------------------
                                             (Signature of Shareholder)


                                             (Please date this Proxy and sign
                                             your name as it appears on your
                                             stock certificate(s).  Executors,
                                             administrators, trustees, etc.,
                                             should give their full titles.  All
                                             joint owners should sign.)

                                             I (We) do / / do not / / expect to
                                             attend the Meeting.

This Proxy will be voted "FOR" the election of all nominees whose names appears above unless authority to do so is withheld. Unless "AGAINST" or "ABSTAIN" is indicated on the reverse hereof, this Proxy will be voted "FOR" ratification of the Merger. PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.